EXHIBIT 12
               AIRBORNE FREIGHT CORPORATION AND SUBSIDIARIES
            RATIO OF SENIOR LONG-TERM DEBT AND TOTAL LONG-TERM
                       DEBT TO TOTAL CAPITALIZATION
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
                                                     DECEMBER 31, 1995
                                                    ------------------
                                                  (Dollars in thousands)

SENIOR LONG-TERM DEBT:
   Revolving Credit Agreement                               $ 115,000
   Money Market Lines of Credit                                28,300
   Senior Notes                                               200,000
   Refunding Revenue Bonds                                     13,200
   Other                                                       10,331
                                                             --------
                                                              366,831
   Less Current Portion                                         2,210
                                                             --------
     Senior Long-Term Debt                                  $ 364,621
                                                             ========

TOTAL LONG-TERM DEBT:
   Senior Long-Term Debt                                    $ 364,621
   Convertible Subordinated Debentures                        115,000
                                                             --------
     Total Long-Term Debt                                   $ 479,621
                                                             ========

TOTAL CAPITALIZATION:
   Long-Term Debt                                           $ 479,621
   Deferred Income Taxes                                       38,242
   Redeemable Preferred Stock                                   3,948
   Shareholders Equity, Net                                   406,315
                                                             --------
     Total Capitalization                                   $ 928,126
                                                             ========

RATIO OF SENIOR LONG-TERM DEBT TO TOTAL CAPITALIZATION          39.3%
                                                             ========

RATIO OF TOTAL LONG-TERM DEBT TO TOTAL CAPITALIZATION           51.7%
                                                             ========
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